Exhibit 99.3

ADTALEM GLOBAL EDUCATION INC.

SCHEDULE OF NON-GAAP SEGMENT OPERATING INCOME

(unaudited and amounts in thousands)

	Three Months Ended				Year Ended
	September 30,	December 31,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2019	2019	2019	2018
Medical and Healthcare:
Operating Income	$1,656	$60,647	$53,093	$39,726	$155,122	$189,672
Restructure Expense (Gain)	39,015	2,445	(133)	339	41,666	803
Settlement Gains	—	(15,571)	—	—	(15,571)	—
Operating Income Excluding Special Items	$40,671	$47,521	$52,960	$40,065	$181,217	$190,475

Financial Services:
Operating Income	$4,750	$9,633	$5,086	$14,694	$34,163	$27,695
Restructure Expense	—	—	—	1,304	1,304	357
Operating Income Excluding Special Items	$4,750	$9,633	$5,086	$15,998	$35,467	$28,052

Home Office and Other:
Previously Reported Operating Income (Loss)	$(6,169)	$(8,452)	$(9,312)	$3,176	$(20,757)	$(39,322)
Stranded Costs Allocated to Continuing Operations	(3,469)	(3,159)	(3,288)	(2,782)	(12,698)	(10,883)
Adjusted Reported Operating Income (Loss)	(9,638)	(11,611)	(12,600)	394	(33,455)	(50,205)
Restructure Expense	458	1,090	2,319	6,230	10,097	2,691
Settlement Gains	—	—	—	(10,607)	(10,607)	—
Operating Loss Excluding Special Items	$(9,180)	$(10,521)	$(10,281)	$(3,983)	$(33,965)	$(47,514)

Adtalem Global Education:
Previously Reported Operating Income (Loss)	$(2,508)	$70,299	$46,306	$71,892	$185,989	$207,476
Adtalem Brazil Operating (Income) Loss Charged to Discontinued Operations	2,745	(8,471)	2,561	(14,296)	(17,461)	(29,431)
Stranded Costs Allocated to Continuing Operations	(3,469)	(3,159)	(3,288)	(2,782)	(12,698)	(10,883)
Adjusted Reported Operating Income (Loss)	(3,232)	58,669	45,579	54,814	155,830	167,162
Restructure Expense	39,473	3,535	2,186	7,873	53,067	3,851
Settlement Gains	—	(15,571)	—	(10,607)	(26,178)	—
Operating Income Excluding Special Items	$36,241	$46,633	$47,765	$52,080	$182,719	$171,013